UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

BAM! ENTERTAINMENT, INC.

(Exact name of registrant specified in charter)

Delaware	000-32989	77-0553117

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West Santa Clara Street, Suite 716
San Jose, California 95113

(Address of principal executive offices) (Zip Code)

(408) 298-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     By decision dated May 26, 2004, the Nasdaq Listing Qualifications Panel determined to continue the listing of the Registrant’s common stock on The Nasdaq SmallCap Market pursuant to an exception to Nasdaq Marketplace Rule 4320(e)(2)(B), which requires that a company listed on The Nasdaq SmallCap Market meet one of three tests involving its shareholders’ equity, market capitalization and net income. As previously disclosed, the Registrant believed that as of the date of the Nasdaq Panel’s decision, it had regained compliance with the $2.5 million shareholder’ equity requirement of Rule 4320(e)(2)(B), but the Nasdaq Panel provided that it would continue to monitor the Registrant’s compliance with this requirement until the Registrant had demonstrated an ability to sustain compliance over the long term. Specifically, on or before September 30, 2004, the Registrant was required to publicly file its annual report on Form 10-K for the fiscal year ended June 30, 2004, evidencing shareholders’ equity of at least $2,500,000. The Registrant failed to timely file the Form 10-K, which would have evidenced compliance with the terms of the exception.

     The Registrant received a written notice of Compliance Determination on October 13, 2004 from the Nasdaq Listing Qualifications Department, stating that the Registrant’s common stock would be delisted from The Nasdaq Stock Market effective with the open of business on October 15, 2004.

     The Registrant anticipates that its common stock will continue to be quoted on the Pink Sheets Electronic Quotation Service following its delisting from Nasdaq. The Registrant’s common stock may also become eligible for quotation on the OTC Bulletin Board if a market maker applies to register the stock in accordance with the applicable SEC rules, and if the application is cleared, neither of which is assured.

     In connection with this event, the Registrant issued a press release on October 14, 2004, a copy of which is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

     On October 14, 2004, the Registrant issued a press release indicating that it had received the delisting notice from The Nasdaq Stock Market. In the press release, the Registrant stated that its common stock will cease trading on The Nasdaq SmallCap Market effective with the open of business on Friday, October 15, 2004. The press release is incorporated herein to this Form 8-K by reference and a copy of the press release is attached hereto as Exhibit 99.1.

     Note: The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

99.1	Press release issued by the Registrant on October 14, 2004 announcing the delisting of its common stock from The Nasdaq SmallCap Market effective October 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAM! ENTERTAINMENT, INC.
By:	/s/ Stephen Ambler
Name:	Stephen Ambler
Title:	Chief Financial Officer

Dated: October 14, 2004

EXHIBIT INDEX

99.1	Press release issued by the Registrant on October 14, 2004 announcing the delisting of its common stock from The Nasdaq SmallCap Market effective October 15, 2004.